UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2009 (July 13, 2009)

SURGE GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24269	34-1454529
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

990 Highland Drive, Suite 206 Solana Beach, CA	92075
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(858) 720-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

On July 13, 2009, Surge Global Energy, Inc. (“Surge”) finalized the settlement of its legal dispute with its former director Daniel Schreiber and Granite Financial Group, Inc., a company owned by Mr. Schreiber.

History:

On June 23, 2008, the Company’s former CEO, David Perez, filed a complaint against the Company in Superior Court in San Diego, California, alleging Breach of Contract and seeking Declaratory Relief. Mr. Perez' claims were for breach of an Indemnity Agreement and breach of the Company's bylaws with respect to advancement and reimbursement of past, present and future legal fees and expenses incurred by Mr. Perez. Mr. Perez’s claims were settled in April, 2009.

On August 1, 2008, the Company filed counterclaims seeking monetary damages against Mr. Perez and Mr. Schreiber and Granite, alleging (i) breach of fiduciary duty, (ii) breach by Mr. Perez of his employment agreement, (iii) fraudulent and intentional misconduct in conscious disregard of the Company's rights, (iv) conspiracy with other parties to wrongfully obtain the Company's assets for themselves and each of them, and (v) seeking injunctive relief with respect to certain securities held by Mr. Perez.

In March, 2009, Mr. Schreiber and Granite filed a complaint in the Superior Court in San Diego, California, alleging Breach of Contract.  Mr. Schreiber’s claims were for breach of an Indemnity Agreement with respect to reimbursement of past legal fees and expenses incurred by Mr. Schreiber.  Mr. Schreiber had previously obtained a writ of attachment against the Company, securing $247,900 of the Company’s cash until the conclusion of the lawsuit.

In a related matter, on July 2, 2009, Mr. Schreiber’s attorneys, Schwartz Semerdjian Haile Ballard & Cauley LLP, obtained a judgment against the Company for $64,907, in a lawsuit filed by Schwartz Semerdjian to recover legal fees allegedly due on Mr. Schreiber’s behalf.

Current Settlement:

The financial terms of the settlement are that as to the $247,900 held pursuant to the writ of attachment, $225,000 will be released to Mr. Schreiber, and the remaining $22,900 plus interest earned on the writ will be returned to the Company.  The Company will also transfer 75,000 shares of Andora Energy Company to Granite.  In return, Mr. Schreiber, Granite, and their attorneys will waive the right to collect the above mentioned $64,907 judgment, waive any claims for interest on the indemnity claim underlying the $247,900 attachment of approximately $25,000, and waive any and all other claims they may have, including previously unasserted attorneys fees claims.

Surge had previously accrued $314,687 in legal fees and expenses in conjunction with these matters.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

10.88
Settlement Agreement with Daniel Schreiber and Granite Financial Group Inc. (to be filed by amendment to this Form 8-K or in the next filing of the Registrant’s Form 10-Q for the quarter ended June 30, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC.,
a Delaware corporation

Date: July 16, 2009	By: /s/ E. Jamie Schloss
E. Jamie Schloss, Chief Executive Officer